UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  November 17, 1999
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                          NORTH AMERICAN VACCINE, INC.
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             (Exact name of registrant as specified in its charter)

        Canada                        1-10451                98-0121241
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    (State or other jurisdiction  (Commission File No.)  (IRS Employer
     of incorporation)                                  Identification No.)


                10150 Old Columbia Road Columbia, Maryland        21046
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               (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (410) 309-7100
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         (Former name or former address, if changed since last report.)

                                                   Exhibit Index is on page 2.


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ITEM 5.   OTHER EVENTS.

      North American Vaccine, Inc. (the "Company") signed a definitive Share Exchange Agreement dated as of November 17, 1999 to be acquired by Baxter International Inc. ("Baxter") in a taxable stock for stock transaction pursuant to a Plan of Arrangement under the Canada Business Corporations Act valued at approximately $390 million. Under the Share Exchange Agreement, the Company's shareholders will receive $7 per share, comprised of $6.97 of Baxter common stock and $0.03 in cash. The number of Baxter shares to be issued to the Company's shareholders under the Share Exchange Agreement will be set based upon the average closing sale price of Baxter common stock for the ten trading days ending on the fifth trading day prior to consummation of the transaction. As a result of signing the Share Exchange Agreement, the Company will have available to it a $30 million line of credit, $7.5 million of which has already been extended, guaranteed by Baxter. As part of the transaction, Baxter has agreed to purchase, as promptly as practicable after the closing of the transaction, the Company's outstanding 6.5% Convertible Subordinated Notes due May 1, 2003 and its 4.5% Convertible Secured Notes due November 13, 2003 pursuant to the terms of their respective indentures.

      The transaction is subject to obtaining certain regulatory approvals, including, among others, Hart-Scott-Rodino clearance, approvals under the Canada Business Corporations Act relating to the proposed transaction, a tax ruling from Revenue Canada, and U.K. regulatory approval of the Company's group C meningococcal conjugate vaccine. The transaction is also subject to certain other conditions, including satisfaction of certain production goals, the nonoccurrence of a material adverse change in the Company's business or performance, and shareholder approval. The Company's principal shareholders have entered into a Shareholder Agreement with Baxter pursuant to which they have agreed to vote to approve the transaction. The transaction is expected to close in April 2000; however, this is a forward looking statement and there can be no assurance that the transaction will close at that time or at all.

      The foregoing summary of the Share Exchange Agreement, the Shareholder Agreement and certain related agreements is qualified by reference to the copy of the Share Exchange Agreement, the Shareholder Agreement and the other agreements included as exhibits to this Form 8-K. The Share Exchange Agreement, the Shareholder Agreement and the other agreements are incorporated in their entirety in this Item 5 by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.

99.1. Share Exchange Agreement dated as of November 17, 1999 among Baxter, the Company and Neptune Acquisition Corp.

99.2. Shareholder Agreement dated as of November 17, 1999 among Baxter, BioChem Pharma Inc. ("BioChem"), and certain other shareholders of the Company

99.3.  Warrant Termination Letter dated November 17, 1999

99.4.  Affiliate Letters dated November 17, 1999

99.5.  Stock Purchase Agreement dated November 17, 1999 between Baxter and
       BioChem

99.6. Amendment to Loan Agreement dated November 17, 1999 among Bank of America, N.A., the Company and Baxter


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             NORTH AMERICAN VACCINE, INC.

                             By: /s/ Randal D. Chase
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                                  Randal D. Chase
                                  President and Chief Executive Officer


Dated:    November 29, 1999











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